                                                                     EXHIBIT 4.1

________________________________________________________________________________


                           CROSS TIMBERS OIL COMPANY

                                      AND

                              THE BANK OF NEW YORK

                                    Trustee

                             ______________________

                                   Indenture

                          Dated as of October 28, 1997

                             ______________________


                                  $175,000,000

               8 3/4% Series A Senior Subordinated Notes due 2009

                                      and

               8 3/4% Series B Senior Subordinated Notes due 2009

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                     Page
                                   ARTICLE I

  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION  1.1    Definitions.........................................................   1
SECTION  1.2    Other Definitions...................................................  30
SECTION  1.3    Incorporation by Reference of Trust Indenture Act...................  31
SECTION  1.4    Rules of Construction...............................................  32

                                    ARTICLE II

                                  THE SECURITIES

SECTION  2.1    Forms Generally....................................................   32
SECTION  2.2    Title and Terms....................................................   34
SECTION  2.3    Denominations......................................................   34
SECTION  2.4    Execution, Authentication, Delivery and Dating.....................   35
SECTION  2.5    Temporary Securities...............................................   36
SECTION  2.6    Security Register and Depositary...................................   36
SECTION  2.7    Transfer and Exchange..............................................   37
SECTION  2.8    Additional Provisions for Global Securities........................   44
SECTION  2.9    Mutilated, Destroyed, Lost and Stolen Securities...................   45
SECTION  2.10   Payment of Interest; Interest Rights Preserved.....................   46
SECTION  2.11   Persons Deemed Owners..............................................   47
SECTION  2.12   Cancellation.......................................................   47
SECTION  2.13   Computation of Interest............................................   47
SECTION  2.14   CUSIP Numbers......................................................   47

                                    ARTICLE III

                            SATISFACTION AND DISCHARGE

SECTION  3.1    Satisfaction and Discharge of Indenture.............................  48
SECTION  3.2    Application of Trust Money..........................................  49

                                  ARTICLE IV

                                   REMEDIES

SECTION  4.1    Events of Default...................................................  49
SECTION  4.2    Acceleration of Maturity; Rescission and Annulment..................  52
SECTION  4.3    Collection of Indebtedness and Suits for Enforcement by Trustee.....  54
SECTION  4.4    Trustee May File Proofs of Claim....................................  55
SECTION  4.5    Trustee May Enforce Claims Without Possession of Securities.........  55
SECTION  4.6    Application of Money Collected......................................  56
SECTION  4.7    Limitation on Suits.................................................  56
SECTION  4.8    Unconditional Right of Holders to Receive Principal, Premium
                and Interest........................................................  57
SECTION  4.9    Restoration of Rights and Remedies..................................  57
SECTION  4.10   Rights and Remedies Cumulative......................................  57
SECTION  4.11   Delay or Omission Not Waiver........................................  57
SECTION  4.12   Control by Holders..................................................  58
SECTION  4.13   Waiver of Past Defaults.............................................  58
SECTION  4.14   Waiver of Stay, Extension or Usury Laws.............................  58
SECTION  4.15   Undertaking for Costs...............................................  59

                                   ARTICLE V

                                  THE TRUSTEE

SECTION  5.1    Notice of Defaults..................................................  59
SECTION  5.2    Certain Rights of Trustee...........................................  59
SECTION  5.3    Trustee Not Responsible for Recitals or Issuance of Securities......  61
SECTION  5.4    May Hold Securities.................................................  61
SECTION  5.5    Money Held in Trust.................................................  61
SECTION  5.6    Compensation and Reimbursement......................................  61
SECTION  5.7    Corporate Trustee Required; Eligibility.............................  62
SECTION  5.8    Conflicting Interests...............................................  63
SECTION  5.9    Resignation and Removal; Appointment of Successor...................  63
SECTION  5.10   Acceptance of Appointment by Successor..............................  64
SECTION  5.11   Merger, Conversion, Consolidation or Succession to Business.........  64
SECTION  5.12   Preferential Collection of Claims Against Company...................  65

                                  ARTICLE VI

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION  6.1    Disclosure of Names and Addresses of Holders........................  65
SECTION  6.2    Reports By Trustee..................................................  65

                                  ARTICLE VII

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION  7.1    Company May Consolidate, etc., Only on Certain Terms................  66
SECTION  7.2    Successor Substituted...............................................  67

                                 ARTICLE VIII

                            SUPPLEMENTAL INDENTURES

SECTION  8.1    Supplemental Indentures without Consent of Holders..................  68
SECTION  8.2    Supplemental Indentures with Consent of Holders.....................  69
SECTION  8.3    Execution of Supplemental Indentures................................  70
SECTION  8.4    Effect of Supplemental Indentures...................................  70
SECTION  8.5    Conformity with Trust Indenture Act.................................  70
SECTION  8.6    Reference in Securities to Supplemental Indentures..................  70
SECTION  8.7    Notice of Supplemental Indentures...................................  71

                                  ARTICLE IX

                                   COVENANTS

SECTION  9.1    Payment of Principal, Premium, if any, and Interest.................  71
SECTION  9.2    Maintenance of Office or Agency.....................................  71
SECTION  9.3    Money for Security Payments to Be Held in Trust.....................  72
SECTION  9.4    Corporate Existence.................................................  73
SECTION  9.5    Payment of Taxes and Other Claims...................................  73
SECTION  9.6    Maintenance of Properties...........................................  73
SECTION  9.7    Insurance...........................................................  74
SECTION  9.8    Statement by Officers as to Default.................................  74
SECTION  9.9    Reports.............................................................  75
SECTION  9.10   Limitation on Restricted Payments...................................  75
SECTION  9.11   Limitation on Indebtedness..........................................  79

SECTION  9.12    Limitation on Non-Guarantor Restricted Subsidiaries................  80
SECTION  9.13    Limitation on Issuances and Sales of Restricted Subsidiary Stock...  82
SECTION  9.14    Limitation on Liens................................................  82
SECTION  9.15    Change of Control..................................................  82
SECTION  9.16    Limitation on Disposition of Proceeds of Asset Sales...............  84
SECTION  9.17    Limitation on Transactions with Affiliates.........................  86
SECTION  9.18    Limitation on Dividends and Other Payment Restrictions Affecting
                 Restricted Subsidiaries............................................  87
SECTION  9.19    Limitation on Other Senior Subordinated Indebtedness...............  87
SECTION  9.20    Limitation on Conduct of Business..................................  87
SECTION  9.21    Registration Rights Agreement......................................  88
SECTION  9.22    Waiver of Certain Covenants........................................  88

                                   ARTICLE X

                           REDEMPTION OF SECURITIES

SECTION  10.1    Right of Redemption................................................  88
SECTION  10.2    Applicability of Article...........................................  89
SECTION  10.3    Election to Redeem; Notice to Trustee..............................  89
SECTION  10.4    Selection by Trustee of Securities to Be Redeemed..................  89
SECTION  10.5    Notice of Redemption...............................................  89
SECTION  10.6    Deposit of Redemption Price........................................  90
SECTION  10.7    Securities Payable on Redemption Date..............................  90
SECTION  10.8    Securities Redeemed in Part........................................  91

                                  ARTICLE XI

                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION  11.1    Company's Option to Effect Defeasance or Covenant Defeasance.......  91
SECTION  11.2    Defeasance and Discharge...........................................  91
SECTION  11.3    Covenant Defeasance................................................  92
SECTION  11.4    Conditions to Defeasance or Covenant Defeasance....................  92
SECTION  11.5    Deposited Money and U.S. Government Obligations to Be Held
                 in Trust; Other Miscellaneous Provisions...........................  94
SECTION  11.6    Reinstatement......................................................  95

                                  ARTICLE XII

                                  GUARANTEES

SECTION  12.1    Unconditional Guarantee                                              95
SECTION  12.2    Subsidiary Guarantors May Consolidate, etc. on Certain Terms.....    96
SECTION  12.3    Release of a Subsidiary Guarantor................................    97
SECTION  12.4    Limitation of Subsidiary Guarantor's Liability...................    98
SECTION  12.5    Contribution.....................................................    98
SECTION  12.6    Execution and Delivery of Notation of Subsidiary Guarantee.......    98
SECTION  12.7    Severability.....................................................    99
SECTION  12.8    Subsidiary Guarantees Subordinated to Guarantor Senior
                 Indebtedness.....................................................    99
SECTION  12.9    Subsidiary Guarantors Not to Make Payments with Respect to
                 Subsidiary Guarantees in Certain Circumstances...................    99
SECTION  12.10   Subsidiary Guarantees Subordinated to Prior Payment..............    99
                 of All Guarantor Senior Indebtedness upon  Dissolution, etc
SECTION  12.11   Holders to be Subrogated to Rights of Holders of.................   101
                 Guarantor Senior Indebtedness....................................   102
SECTION  12.12   Obligations of the Subsidiary Guarantors
                 Unconditional....................................................   103
SECTION  12.13   Trustee Entitled to Assume Payments Not Prohibited
                 in Absence of  Notice............................................   103
SECTION  12.14   Application by Trustee of Money Deposited with it................   104
SECTION  12.15   Subordination Rights Not Impaired by Acts or  Omissions
                 of Subsidiary Guarantors or Holders of Guarantor Senior
                 Indebtedness.....................................................   104
SECTION  12.16   Holders Authorize Trustee to Effectuate Subordination
                 of Subsidiary Guarantees.........................................   105
SECTION  12.17   Right of Trustee to Hold Guarantor Senior Indebtedness...........   105
SECTION  12.18   Article XII Not to Prevent Events of Default.....................   105
SECTION  12.19   Payment..........................................................   106

                               ARTICLE XIII

                        SUBORDINATION OF SECURITIES

SECTION  13.1    Securities Subordinate to Senior Indebtedness....................   106
SECTION  13.2    Payment Over of Proceeds upon Dissolution, etc...................   106
SECTION  13.3    Suspension of Payment When Senior Indebtedness in Default........   108
SECTION  13.4    Trustee's Relation to Senior Indebtedness........................   109
SECTION  13.5    Subrogation to Rights of Holders of Senior Indebtedness..........   110

SECTION  13.6    Provisions Solely To Define Relative Rights......................   110
SECTION  13.7    Trustee To Effectuate Subordination..............................   111
SECTION  13.8    No Waiver of Subordination Provisions............................   111
SECTION  13.9    Notice to Trustee................................................   112
SECTION  13.10   Reliance on Judicial Order or Certificate of
                 Liquidating Agent................................................   113
SECTION  13.11   Rights of Trustee as Holder of Senior Indebtedness;
                 Preservation of Trustee's Rights.................................   113
SECTION  13.12   Article Applicable to Paying Agents..............................   113
SECTION  13.13   No Suspension of Remedies........................................   113

                                  ARTICLE XIV

                                 MISCELLANEOUS


SECTION  14.1    Compliance Certificates and Opinions.............................   114
SECTION  14.2    Form of Documents Delivered to Trustee...........................   114
SECTION  14.3    Acts of Holders..................................................   115
SECTION  14.4    Notices, etc. to Trustee, Company and Subsidiary Guarantors......   116
SECTION  14.5    Notice to Holders; Waiver........................................   117
SECTION  14.6    Effect of Headings and Table of Contents.........................   117
SECTION  14.7    Successors and Assigns...........................................   117
SECTION  14.8    Separability Clause..............................................   117
SECTION  14.9    Benefits of Indenture............................................   118
SECTION  14.10   Governing Law; Trust Indenture Act Controls......................   118
SECTION  14.11   Legal Holidays...................................................   118
SECTION  14.12   No Recourse Against Others.......................................   119
SECTION  14.13   Duplicate Originals..............................................   119
SECTION  14.14   No Adverse Interpretation of Other Agreements....................   119

EXHIBIT A      FORM OF SECURITY....................................................  A-1
EXHIBIT B      FORM OF NOTATION RELATING TO SUBSIDIARY
               GUARANTEES..........................................................  B-1
EXHIBIT C      CERTIFICATE TO BE DELIVERED UPON EXCHANGE
               OR REGISTRATION OF TRANSFER OF SECURITIES...........................  C-1
EXHIBIT D      TRANSFEREE LETTER OF REPRESENTATIONS................................  D-1
EXHIBIT E      FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO
               REGULATIONS.........................................................  E-1

         NOTE:  THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE
                     DEEMED TO BE A PART OF THE INDENTURE.

               Reconciliation and tie between Trust Indenture Act
              of 1939 and Indenture, dated as of October 28, 1997

Trust Indenture                                              Indenture
  Act Section                                                Section
(S) 310(a)(1)..............................................  5.7
       (a)(2)..............................................  5.7
       (b).................................................  5.7, 5.8
(S) 312(c).................................................  6.1
(S) 313....................................................  6.2
(S) 314(a).................................................  6.3
       (a)(4)..............................................  9.8(a)
       (c)(1).............................................. 14.1
       (c)(2).............................................. 14.1
       (e)................................................. 14.1
(S) 315(b).................................................  5.1
(S) 316(a) (last
       sentence)...........................................  1.1 ("Outstanding")
       (a)(1)(A)...........................................  4.2, 4.12
       (a)(1)(B)...........................................  4.13
       (b).................................................  4.8
       (c)................................................. 14.3(d)
(S) 317(a)(1)..............................................  4.3
       (a)(2)..............................................  4.4
       (b).................................................  9.3
(S) 318(a)................................................. 14.10(b)

         Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE, dated as of October 28, 1997 between CROSS TIMBERS OIL COMPANY, a Delaware corporation (hereinafter called the "Company") and The Bank of New York, a New York banking corporation, trustee (hereinafter called the "Trustee").


                            RECITALS OF THE COMPANY

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 8 3/4% Series A Senior Subordinated Notes due 2009 (the "Series A Securities") and the Company's 8 3/4% Series B Senior Subordinated Notes due 2009 (the "Series B Securities" and, collectively with the Series A Securities, the "Securities" or each, a "Security").

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Trustee, in accordance with their and its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section  1.1  Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person, (b) outstanding at the time such Person becomes a Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Subsidiary) or (c) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness described in clause (a) or (b) of this definition, including any successive refinancings, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, and (B) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Securities at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life longer than the Average Life of the Securities and a final Stated Maturity later than the final Stated Maturity of the Securities.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 14.3.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the

Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary), (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company was still using the successful efforts method of accounting.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person. No Person shall be deemed an Affiliate of an oil and gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary shall be merged with or into the Company or any Restricted Subsidiary or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale/Leaseback Transaction or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries; or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries other than a disposition of hydrocarbons or other mineral products in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties or assets that is governed by, and made in accordance with, the provisions of Article VII hereof; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under Section 9.10 hereof;
(iii) any trade or exchange of oil and gas Properties or shares of Capital Stock in any corporation in the Oil and Gas Business owned by the Company or any Restricted Subsidiary for oil and gas properties owned or held by another Person provided that (x) the Fair Market Value of the Properties or shares traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the Properties (together with any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value) to be received by the Company or such Restricted Subsidiary as determined in good faith by (A) any officer of the Company if such Fair Market Value is less than $5,000,000 and (B) the Board of Directors of the Company as certified by a certified resolution delivered to the Trustee if such Fair Market Value is equal to or in excess of $5,000,000, provided that if such resolution indicates that such Fair Market Value is equal to or in excess of $10,000,000 such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a speciality in oil and gas Properties, and
(y) such exchange is approved by a majority of the Disinterested Directors of the Company; or (iv) any transfer of Properties having a Fair Market Value of less than $2,000,000.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bank Co-agents" mean Morgan Guaranty Trust Company of New York and NationsBank of Texas, N.A. as co-agents or any successor or replacement agents under the Credit Agreement.

     "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Restricted Subsidiary, either the board of directors of such Restricted Subsidiary or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Restricted Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Restricted Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York, or the city in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above; and (e) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (b) above.

     "Cedel Bank" means Cedel Bank, societe anonyme.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the outstanding Voting Stock of the Company; (b) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (i) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (A) the stockholders of the Company immediately prior to such merger or consolidation, or (B) if a record date has been set to determine the stockholders of the Company entitled to vote with respect to such merger or consolidation, the stockholders of the Company as of such record date and (ii) any "person" or "group" (as such terms are used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the Voting Stock of the surviving or resulting Person; (c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, conveys, transfers or leases, or the Restricted Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the liquidation or dissolution of the Company .

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

     "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (b) the sum of such Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with clause (x) of Section 9.11 hereof and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with clause (x) of
Section 9.11 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iii) notwithstanding clauses (i) and (ii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements and (iv) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount,
(ii) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (d) the aggregate amount of dividends paid or accrued on Redeemable Capital Stock or Preferred Stock of the Company and its Restricted Subsidiaries, to the extent such Redeemable Capital Stock or Preferred Stock is owned by Persons other than Restricted Subsidiaries.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary and (g) any write-downs of non-current assets; provided, however, that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization, impairment and other non-cash expenses (including any exploration expense) of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention:
Corporate Trust Administration.

     "Credit Agreement" means the Revolving Credit Agreement dated May 28, 1997 among the Company and Morgan Guaranty Trust Company of New York and NationsBank of Texas, N.A., as co-agents, and the other banks specified therein, including any notes and guarantees executed in connection therewith, as such agreement may be amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, increased, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, whether or not with the same lenders or agents, as such may be further amended, modified, supplemented, extended, restated, replaced (including replacement after the termination of such agreement), restructured, increased, renewed or refinanced from time to time.

     "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Restricted Subsidiary, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders or any agent under or in respect of the Credit Agreement.

     "Default" means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 2.10 hereof.

     "Definitive Securities" means certificated Securities that are in the form set forth in Exhibit A-1 attached hereto (but without including the text referred to in footnote 1 and footnote 2 thereto).

     "Depositary" means with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.6 hereof as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, (a) all Guarantor Senior Indebtedness of such Subsidiary Guarantor under the Credit Agreement Obligations and (b) any other Guarantor Senior Indebtedness which (i) at the time of incurrence equals or exceeds $10,000,000 in aggregate principal amount and (ii) is specifically designated by such Subsidiary Guarantor in the instrument evidencing such Guarantor Senior Indebtedness as "Designated Guarantor Senior Indebtedness" for purposes of this Indenture.

     "Designated Senior Indebtedness" means (a) all Senior Indebtedness constituting Credit Agreement Obligations and (b) any other Senior Indebtedness which (i) at the time of incurrence equals or exceeds $10,000,000 in aggregate principal amount and (ii) is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" for purpose of this Indenture.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations thereof issued by the Internal Revenue Service or the Department of Labor thereunder.

     "ERISA Affiliate" shall mean any subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" has the meaning specified in Section 4.1 hereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

     "Exchange Offer" means the offer by the Company to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Securities, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     "Fair Market Value" means the fair market value of a Property (including shares of Capital Stock) or Redeemable Capital Stock as determined by a Board Resolution of the Company adopted in good faith, which determination shall be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

     "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of this Indenture.

     "Global Security" means a Security that is issued in global form in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depositary, and that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of Security attached hereto as Exhibit A.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Guarantor Senior Indebtedness" means all Indebtedness of a Subsidiary Guarantor (present and future) created, incurred, assumed or guaranteed by such Subsidiary Guarantor (and all renewals, substitutions, refinancings or replacements thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness) (and including, in the case of the Credit Agreement, interest accruing after the filing of a petition by or against such Subsidiary Guarantor under any bankruptcy law, in accordance with and at the rate, including any default rate, specified with respect to such indebtedness, whether or not a claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior in right of payment to its Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Subsidiary Guarantor will not include (a) Indebtedness of such Subsidiary Guarantor evidenced by its Subsidiary Guarantee,
(b) Indebtedness of such Subsidiary Guarantor that is expressly subordinated or junior in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or its Subsidiary Guarantee, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is by its terms without recourse to such Subsidiary Guarantor, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Subsidiary Guarantor, (e) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (f) Indebtedness of such Subsidiary Guarantor to the Company or any of the Company's other Subsidiaries or any other Affiliate of the Company or any of such Affiliate's Subsidiary, and
(g) that portion of any Indebtedness of such Subsidiary Guarantor which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (g) if the holder(s) of such Indebtedness or their representative or such Subsidiary Guarantor shall have furnished to the Trustee an opinion of counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of such Subsidiary Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture); provided that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (a), (b) or (c) of the definition of "Insolvency or Liquidation Proceedings."

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person

(even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person, (f) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment), (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (i) all obligations of such Person under or in respect of currency exchange contracts and Interest Rate Protection Obligations and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock, provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (g) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Purchasers" means Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, J.P. Morgan Securities, Inc. and NationsBanc Montgomery Securities, Inc., as initial purchasers in the Offering.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding in connection therewith, relating to such Person or to its creditors, as such, or its assets, (b) any liquidation, dissolution or other winding-up of such Person, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and includes, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 9.11 hereof, but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed 105% of the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (c) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 9.16 hereof.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 2(e) of the Registration Rights Agreement.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 50% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a) (i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (a) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and (b) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in Section 9.16 hereof.

     "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as provided therein or herein, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the Company or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

     "Multiple Employer Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer other than an ERISA Affiliate or the Company contribute and which is subject to
Section 4064 of ERISA.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-payment Default" means, for purposes of Article XIII hereof, any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or a Restricted Subsidiary incurred in connection with the acquisition by the Company or a Restricted Subsidiary of any property or assets and as to which (a) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness and (b) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Note Obligations" means any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the Securities as a result of any Asset Sale, Change of Control or redemption) owing in respect of, the Securities payable pursuant to the terms of the Securities or this Indenture or upon acceleration of the Securities.

     "Offering" means the Offering of the Series A Securities pursuant to the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum of the Company, dated October 21, 1997, relating to the Offering.

     "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

     "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Oil and Gas Business" means (a) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (b) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or Properties, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith, and (d) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses
(a) through (c) of this definition.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor, if applicable), including an employee of the Company (or any Subsidiary Guarantor, if applicable), and who shall be reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c)  Securities, except to the extent provided in Sections 11.2 and
11.3 hereof, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XI hereof; and

          (d) Securities which have been paid pursuant to Section 2.9 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company, any Subsidiary Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Subsidiary Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor, or such other obligor.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Securities.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any Securities on behalf of the Company.

     "Payment Default" means any default in the payment when due (whether at Stated Maturity, upon scheduled repayment, upon acceleration or otherwise) of principal of or premium, if any, or interest on, or of unreimbursed amounts under drawn letter of credit or fees relating to letter of credit constituting, any Designated Senior Indebtedness.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "PBGC Plan" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA sponsored by the Company or an ERISA Affiliate (excluding any Multiemployer Plan and any Multiple Employer Plan) and which is subject to Title IV of ERISA or Section 412 of the Code.

     "Permitted Guarantor Junior Securities" means with respect to any Subsidiary Guarantor, so long as the effect of any exclusion employing this definition is not to cause such Subsidiary Guarantee to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of the definition of Insolvency or Liquidation Proceeding as part of the same class of claims as Guarantor Senior Indebtedness of such Subsidiary Guarantor or any class of claims pari passu with, or senior to, Guarantor Senior Indebtedness of such Subsidiary Guarantor, for any payment or distribution, debt or equity securities of such Subsidiary Guarantor or any successor corporation provided for or by a plan of reorganization or readjustment that are subordinated at least to the same extent that such Subsidiary Guarantee is subordinated to the payment of all Guarantor Senior Indebtedness of such Subsidiary Guarantor when outstanding; provided that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes any Guarantor Senior Indebtedness of such Subsidiary Guarantor not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (ii) the rights of the holders of such Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     "Permitted Indebtedness" means any of the following:

          (a) Indebtedness of the Company under one or more bank credit or revolving credit facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $410 million and (ii) an amount equal to the sum of (A) $200 million and (B) 20% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (such greater amount being referred to as the "Adjusted Maximum Credit Amount") (plus interest and fees under such facilities), less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Indebtedness (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by
Section 9.16(b)(i) (the "Maximum Credit Amount") (with the Maximum Credit Amount to be an aggregate maximum amount for the Company and all Restricted Subsidiaries, pursuant to clause (a) of the definition of "Permitted Subsidiary Indebtedness"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this clause, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (a) (and clause (a) of the definition of "Permitted Subsidiary Indebtedness"), shall not at any one time exceed the Maximum Credit Amount;

          (b)  Indebtedness of the Company under the Securities;

          (c) Indebtedness of the Company outstanding on the date of this Indenture (and not repaid or defeased with the proceeds of the Offering);

          (d) obligations of the Company pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; and hedging arrangements that the Company enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil or natural gas prices;

          (e)  Indebtedness of the Company to any Restricted Subsidiaries;

          (f) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

          (g) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety or other reimbursement obligations (in each case other than for an obligation for money borrowed);

          (h) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness of the Company other than Indebtedness incurred pursuant to clauses (d), (g) and (h) of this definition, including any successive refinancings by the Company, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, and (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Securities at least to the same extent as the Indebtedness being refinanced and (iii) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

          (i)  Non-Recourse Indebtedness; and

          (j) other Indebtedness of the Company in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding.

     "Permitted Investments" means any of the following: (a) Investments in Cash Equivalents; (b) Investments in the Company or any of its Restricted Subsidiaries; (c) Investments in an amount not to exceed 5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the making or incurrence of such Permitted Investment at any one time outstanding; (d) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary of the Company or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (e) entry into operating agreements, joint ventures, partnership agreements, working interests; royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business; (f) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Restricted Subsidiary's production against fluctuations in oil or natural gas prices; (g) Investments in units of any oil and gas royalty trust; or (h) entry into a joint venture or partnership agreement in connection with ownership and operation of office and building real estate and related assets owned by the Company or any Restricted Subsidiary and contribution of such assets to such entity.

     "Permitted Junior Securities" means, so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clause (a), (b) or (c) of the definition of Insolvency or Liquidation Proceeding as part of the same class of claims as Senior Indebtedness or any class of claims pari passu with, or senior to, Senior Indebtedness, for any payment or distribution, debt or equity securities of the Company or any successor corporation provided for or by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness when outstanding; provided that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

     "Permitted Liens" means the following types of Liens:

          (a)  Liens existing as of the date the Securities are first issued;

          (b)  Liens securing the Securities;

          (c)  Liens in favor of the Company or a Subsidiary Guarantor;

          (d)  Liens securing Senior Indebtedness or Guarantor Senior
Indebtedness;

          (e) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);

          (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (j) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of the Subsidiaries;

          (l) Liens securing obligations under hedging agreements that the Company or any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil or natural gas prices;

          (m) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (n) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (o) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (p) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (q) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

          (r) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

          (s) Liens on pipeline or pipeline facilities which arise out of operation of law;

          (t) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

          (u) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

          (v) Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of Property or services, and in the aggregate do not materially adversely affect the value of Property of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by the Company or any Restricted Subsidiaries; and

          (w) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by the Company with the proceeds of such Non-Recourse Indebtedness.

Notwithstanding anything in clauses (a) through (w) of this definition, the term "Permitted Liens" does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the properties or assets that are subject thereto.

     "Permitted Subsidiary Indebtedness" means any of the following:

          (a) Indebtedness of any Restricted Subsidiary under one or more bank credit or revolving credit facilities (and "refinancings" thereof) in an amount at any one time outstanding not to exceed the Maximum Credit Amount (in the aggregate for all Restricted Subsidiaries and the Company, pursuant to clause
(a) of the definition of "Permitted Indebtedness");

          (b) Indebtedness of any Restricted Subsidiary outstanding on the date of this Indenture;

          (c) obligations of any Restricted Subsidiary pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; and hedging arrangements that any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil or natural gas prices;

          (d) the Subsidiary Guarantees (and any assumption of the obligations guaranteed thereby);

          (e) Indebtedness of any Restricted Subsidiary relating to guarantees by such Restricted Subsidiary of Permitted Indebtedness pursuant to clause (a) of the definition of "Permitted Indebtedness;"

          (f) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

          (g) Indebtedness in respect of bid, performance or surety bonds or other reimbursement obligations issued for the account of any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

          (h) Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to the Company;

          (i) Indebtedness relating to guarantees by any Restricted Subsidiary permitted to be incurred pursuant to Section 9.12(a) hereof;

          (j)  Non-Recourse Indebtedness; and

          (k) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary, including any successive refinancings by such Restricted Subsidiary, so long as
(i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of such Subsidiary incurred in connection with such refinancing and
(ii) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.9 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     "Public Equity Offering" means an underwritten public offering for cash by the Company of its Qualified Capital Stock pursuant to a registration statement that has been declared effective by the Commission (other than a registration statement on Form S-8 or any successor form or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Public Market" exists at any time with respect to the Qualified Capital Stock of the Company if such Qualified Capital Stock of the Company is then (a) registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and (b) traded either on a national securities exchange or on the NASDAQ Stock Market.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Qualified Redemption Transaction" means a call for redemption of any Capital Stock or Subordinated Indebtedness (including any Subordinated Indebtedness accounted for as a minority interest of the Company that is held by a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary) that by its terms is convertible into common stock of the Company if on the date of notice of such call for redemption (a) a Public Market exists in the shares of common stock of the Company and (b) the average closing price on the Public Market for shares of common stock of the Company for the twenty trading days immediately preceding the date of such notice exceeds 120% of the conversion price per share (determined by reference to the redemption price) of common stock of the Company issuable upon conversion of the Capital Stock or Subordinated Indebtedness called for redemption.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to 91 days after the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to 91 days after such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to 91 days after such final Stated Maturity.

     "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registrable Securities" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of October 28, 1997, among the Company and the Initial Purchasers.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-2 hereto containing the information set forth in footnote 1 and footnote 3, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto containing the information set forth in footnote 1, footnote 2 and footnote 3, and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

     "Reportable Event" shall mean any event described in Section 4043 (excluding subsections (b)(7) and (b)(9)) of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty-day notice to the PBGC under such regulations).

     "Responsible Officer," when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

     "Rule 144A Global Note" means the Global Security in the form of Exhibit A-1 hereto and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

     "S&P" means Standard and Poor's Corporation and its successors.

     "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "Securities," means the Series A Securities and the Series B Securities treated as a single class of Securities. For purposes of this Indenture, the term "Securities" shall, except where the context otherwise requires, include the Subsidiary Guarantees, if any.

     "Securities Act" means the Securities of 1933, as amended, and any successor statute.

     "Security Custodian means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Security Register" and "Securities Registrar" shall have the meanings specified in Section 2.6 hereof.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, in the case of the Credit Agreement, interest accruing after the filing of a petition by or against the Company under any bankruptcy law, in accordance with and at the rate, including any default rate, specified with respect to such indebtedness, whether or not a claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (f) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, and (g) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (g) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture); provided that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any case or proceeding or similar event described in clause (a), (b) or (c) of the definition of "Insolvency or Liquidation Proceeding."

     "Senior Representative" means the Bank Co-agents or any other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness; provided that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Indebtedness may collectively act as Senior Representative for such class or issue, subject to the provisions of any agreements relating to such Designated Senior Indebtedness.

     "Series A Securities" means the Company's 8 3/4% Series A Senior Notes due 2009 to be issued pursuant to this Indenture.

     "Series B Securities" means the Company's 8 3/4% Series B Senior Notes due 2009 to be issued pursuant to this Indenture in the Exchange Offer.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.10 hereof.

     "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

     "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

     "Subsidiary Guarantee" means any guarantee of the Securities by any Subsidiary Guarantor in accordance with the provisions of Section 12.1 hereof.

     "Subsidiary Guarantor" means (a) each of the Company's Restricted Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Section 9.12 or Section 12.1 hereof and (b) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture and to guarantee on an unsubordinated basis the payment of the Securities pursuant to the provisions of Article XII hereof.

     "Transfer Restricted Securities" means the Registrable Securities under the Registration Rights Agreement.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed, except as provided in Section 8.5 hereof.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, Section 9.10 hereof (other than Investments of the type described in clause (d) of the definition of Permitted Investments), and (iv) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 9.14 hereof); provided, however, that with respect to clause (i), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (A) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 9.10 hereof, in each case at the time of incurrence, or (B) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation,
(x) no Default or Event of Default shall have occurred and be continuing, (y) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under Section 9.11(a) hereof and (z) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with
Section 9.14 hereof.

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors qualifying shares mandated by applicable law, is owned directly or indirectly by the Company.

Section  1.2  Other Definitions.

                                                                  Defined
              Term                                               in Section
              ----                                               ----------
              "Agent Members.................................     2.8(b)
              "Change of Control Notice".....................     9.15(c)
              "Change of Control Offer"......................     9.15(a)
              "Change of Control Purchase Date"..............     9.15(c)
              "Change of Control Purchase Price".............     9.15(a)
              "Defaulted Interest"...........................     2.10
              "Funding Guarantor"............................     12.5
              "Excess Proceeds"..............................     9.16(b)
              "Net Proceeds Deficiency"......................     9.16(c)

          "Net Proceeds Offer"...................................  9.16(c)
          "Net Proceeds Payment Date"............................  9.16(c)
          "Offered Price"........................................  9.16(c)
          "Pari Passu Indebtedness Amount".......................  9.16(c)
          "Pari Passu Offer".....................................  9.16(c)
          "Payment Amount".......................................  9.16(b)
          "Payment Blockage Notice"..............................  13.3(b)
          "Payment Blockage Period"..............................  13.3(b)
          "Permitted Payments"...................................  9.10(b)
          "Purchase Notice"......................................  9.16(c)
          "Restricted Payment"...................................  9.10(a)
          "Subsidiary Guarantor Non-payment Default".............  12.9(b)
          "Subsidiary Guarantor Payment Default".................  12.9(a)
          "Subsidiary Guarantor Payment Notice"..................  12.9(b)
          "Surviving Entity".....................................  7.1(a)
          "Trigger Date".........................................  9.16(c)
          "U.S. Government Obligations"..........................  11.4(a)

Section 1.3  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities,

     "indenture security holder" means a Holder,

     "indenture to be qualified" means this Indenture,

     "indenture trustee" or "institutional trustee" means the Trustee, and

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4  Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (d) unless the context otherwise requires, the word "or" is not exclusive;

          (e)  provisions apply to successive events and transactions; and

          (f) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.


                                  ARTICLE II

                                THE SECURITIES

Section 2.1  Forms Generally.

     Certificates for Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or notations of Subsidiary Guarantees, as the case may be.

     Securities (including the notations thereon relating to the Subsidiary Guarantees and the Trustees certificate of authentication) offered and sold to QIBs shall be issued initially in the form of the Rule 144A Global Note substantially in the form set forth in Exhibit A-1 attached hereto deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the limitation set forth in Section 2.2, the principal amount of the Rule 144A Global Note may be increased or decreased from time to time by adjustments made on the records of the Trustee as custodian for the Depositary, as hereinafter provided.

     Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Note, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank. Within a reasonable time after expiration of the Restricted Period, the Regulation S Temporary Global Notes will be exchanged for the Regulation S Permanent Global Notes upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Security pursuant to Section 2.7 hereof), and
(ii) an Officers' Certificate from the Company. Following such period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Notes pursuant to the applicable rules and procedures of the Depositary, Euroclear and Cedel Bank. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased in connection with transfers of interest pursuant to Section 2.7 hereof.

     Securities (including the notations thereon relating to any Subsidiary Guarantees and the Trustees certificate of authentication) offered and sold other than as described in the preceding paragraphs shall be issued in the form of Definitive Securities in registered form in substantially the form set forth in Exhibit A-1.

     The Securities, the notations thereon relating to any Subsidiary Guarantees and the Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A-1 or Exhibit A-2 attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of the Securities or notations of Subsidiary Guarantees, as the case may be. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Securities may also have set forth on the reverse side thereof a form of assignment and forms to elect purchase by the Company pursuant to Sections 9.15 and 9.16 hereof.

Section 2.2  Title and Terms.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $175,000,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.5, 2.7, 2.9, 8.6, 9.15, 9.16 or 10.8 hereof.

     The Securities shall be known and designated as the "8 3/4% Series A Senior Subordinated Notes due 2009" and the "8 3/4% Series B Senior Subordinated Notes due 2009" of the Company. Their Stated Maturity shall be November 1, 2009, and they shall bear interest at the rate of 8 3/4% per annum from October 28, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on May 1 and November 1 in each year, commencing May 1, 1998, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

     The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register, or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee, received prior to the relevant Regular Record Date, by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

     The Securities shall be redeemable as provided in Article X hereof.

     The Securities shall be subject to defeasance at the option of the Company as provided in Article XI hereof.

     The Securities shall be guaranteed by the Subsidiary Guarantors as provided in Article XII hereof.

     The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIII hereof.

Section 2.3  Denominations.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 2.4  Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon (which may be by facsimile) and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company and, if guaranteed by a Subsidiary Guarantor, having the notation of Subsidiary Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities with the notation of Subsidiary Guarantees, if any, thereon as provided in this Indenture.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to and in compliance with Article VII hereof, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its Properties substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VII hereof, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

Section 2.5  Temporary Securities.

     Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and having the notations of Subsidiary Guarantees, if any, thereon and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and notations of Subsidiary Guarantees may determine, as conclusively evidenced by their execution of such Securities and notations of Subsidiary Guarantees.

     If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 9.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations having notations of Subsidiary Guarantees, if any, thereon. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.6  Security Register and Depositary.

     The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 9.2 hereof being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Security.

Section 2.7  Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Securities Registrar with the request:

               (x)  to register the transfer of the Definitive Securities, or

               (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Securities Registrar shall register the transfer or make the exchange as requested if its requirement for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for registration of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

               (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable, upon which the Securities Registrar may conclusively rely:

                    (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

                    (B) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                    (C) if such Transfer Restricted Securities are being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto), a certification from the applicable transferee (in substantially the form of Exhibit D hereto) and, if such transfer is in respect of an aggregate principal amount of Transfer Restricted

          Securities less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act;

                    (D) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, certifications to that effect from such Holder (in substantially the form of Exhibits C and E hereto); or

                    (E) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel acceptable to the Company), a certification to that effect from such Holder (in substantially the form of Exhibit C hereto).

          (b) Restriction on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form of Exhibit C hereto, upon which the Trustee may conclusively rely, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; or

               (ii) if such Definitive Security is a Transfer Restricted Security and is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, certifications to that effect from such Holder (in substantially the form of Exhibits C and E hereto); and

               (iii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or direct the Security Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security;

then the Trustee shall cancel such Definitive Security in accordance with
Section 2.12 hereof and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

               (i) Any Person having a beneficial interest in a Global Security may upon request to the Trustee exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile), upon which the Trustee may conclusively rely:

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C hereto); or

                    (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or

                    (C) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act, a certification to that effect from such transferor (in substantially the form of Exhibit C hereto), a certification from the applicable transferee (in substantially the form of Exhibit D hereto) and if such transfer is in respect of an aggregate principal amount of the Transfer Restricted Securities less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act; or

                    (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act, certifications to that effect from such transferor (in substantially the form of Exhibits C and E hereto); provided, however, a beneficial interest in the Regulation S Temporary Global Note may not be (A) exchanged for a Definitive Security prior to (X) the expiration of the Restricted Period and (y) the receipt by the Securities Registrar of any certificates determined by the Company to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to satisfaction of the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904; or

                    (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company), a certification to that effect from such transferor (in substantially the form of Exhibit C hereto);

the Trustee or the Security Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian, cause the aggregate principal amount of Global Securities to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

               (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.7(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.7), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

               (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice;

               (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary to issue Definitive Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Definitive Securities within 30 days of such request); or

               (iii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities and registered in such names as the Depositary shall instruct the Trustee or the Company in writing.

          (g)  Legends.

               (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS PERMITTED BY REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN

ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

Each Security certificate evidencing the Global Securities also shall bear the paragraph referred to in footnote 1 in the form of Security attached hereto as Exhibit A.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                     (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                     (B) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.7(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend set forth in (i) above, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit C hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate Series B Securities in exchange for

     Series A Securities accepted for exchange in the Exchange Offer, which Series B Securities shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Securities, in each case unless the Holder of such Series A Securities is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Securities or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company. The Company shall identify to the Trustee such Holders of the Securities in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

          (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Security Custodian, at the direction of the Trustee to reflect such reduction.

          (i)  General Provisions with respect to Transfer and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to the last paragraph of Section 2.4 or Sections 2.5, 8.6 or 10.8 hereof).

               (iii) The Trustee shall authenticate Definitive Securities and Global Securities in accordance with the provisions of Section 2.4 hereof.

               (iv) Notwithstanding any other provisions of this Indenture to the contrary, the Company shall not be required to register the transfer or exchange of a Security between the record date and the next succeeding Interest Payment Date.

               (v) Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. Neither the Company nor the Trustee shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners of the related Securities and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

               (vi) Neither the Trustee, the Security Registrar nor the Company shall be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption under Section 10.4 hereof and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               (vii) All Securities and the Subsidiaries Guarantees, if any, noted thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, if any, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               (viii) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable federal or state securities law.

               (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof and to refuse to register the transfer of any Securities in violation of this Section 2.7.

Section 2.8    Additional Provisions for Global Securities.

          (a) The Global Security initially shall be registered in the name of the Depositary for such Global Security or the nominee of such Depositary and be delivered to the Trustee as custodian for such Depositary.

          (b) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (c) The registered holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.9    Mutilated, Destroyed, Lost and Stolen Securities.

     If (a) any mutilated Security is surrendered to the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, any Subsidiary Guarantors shall execute the notations of Subsidiary Guarantees, and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having the notations of Subsidiary Guarantees, if any, thereon bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the respective Subsidiary Guarantors, if any, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10   Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 9.2 hereof.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 14.5 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.11   Persons Deemed Owners.

     Prior to the due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, if any, the Security Registrar, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 2.10 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Subsidiary Guarantors, if any, the Security Registrar, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.

Section 2.12   Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be delivered to the Company.

Section 2.13   Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.14   CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                          SATISFACTION AND DISCHARGE

Section  3.1   Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all Outstanding Securities, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 5.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (a)  either

               (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 hereof and (B) Securities for whose payment money or United States governmental obligations of the type described in clause (a) of the definition of Cash Equivalents has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3 hereof) have been delivered to the Trustee for cancellation, or

               (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                    (A)  have become due and payable, or

                    (B) will become due and payable at their Stated Maturity within one year, or

                    (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (ii)(A), (ii)(B) or (ii)(C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest and Liquidated Damages, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each satisfactory in form to the Trustee, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.6 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause
(a)(i) of this Section, the obligations of the Trustee under Section 3.2 hereof and the last paragraph of Section 9.3 hereof shall survive.

Section 3.2    Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money deposited with the Trustee pursuant to Section 3.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE IV

                                   REMEDIES

Section 4.1    Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of the principal of or premium, if any, on any of the Securities, whether such payment is due at maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

          (b) default in the payment of any installment of interest and Liquidated Damages, if any, on any of the Securities, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

          (c) default in the performance or breach of the provisions of Article VII hereof, the failure to make or consummate a Change of Control Offer in accordance with Section 9.15 hereof or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 9.16 hereof; or

          (d) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Securities, any Subsidiary Guarantee or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

          (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due, or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed; provided that the aggregate principal amount of such Indebtedness shall exceed $5,000,000; provided further that if any such default is cured or waived or any such acceleration rescinded, or such debt is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

          (f) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or any Restricted Subsidiary having a Fair Market Value in excess of $5,000,000 individually or in the aggregate; provided that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid, such Event of Default under this Indenture and any consequential acceleration of the Securities shall be automatically rescinded, so long as (i) such rescission does not conflict with any judgment or decree and (ii) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness; or

          (g) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture); or

          (h) if (i) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), shall exist with respect to any PBGC Plan or Multiple Employer Plan (unless a waiver or extension is obtained under Section 412(d) or (e) of the Code and Sections 303 and 304 of ERISA), if such accumulated funding deficiency would give rise to a material liability of the Company, (ii) a Reportable Event shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company, (iii) proceedings to have a trustee appointed shall commence, or a trustee shall be appointed to terminate or administer a PBGC Plan or Multiple Employer Plan, which proceeding is likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of the Company with respect to such termination, (iv) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan in a distress termination under
Section 4041(c) of ERISA is furnished to participants, (v) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that such reorganization or insolvency will likely result in a material liability to the Company, (vi) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that would likely subject the Company to material liability, or (vii) any event or condition described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, Multiple Employer Plan or Multiemployer Plan which in combination with one or more of any events described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) that has occurred or exists, would likely subject the Company, any Subsidiary Guarantor or any other Restricted Subsidiary to any material tax, penalty or other liability (for purposes of this paragraph
(i) the term "material" and "material liability" shall mean any tax, penalty or liability in excess of $5,000,000); or

          (i) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $5,000,000 over the coverage under applicable insurance policies and either (i) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (ii) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

          (j) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or a Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of their consolidated assets, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (k) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary in furtherance of any such action.

Section  4.2  Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 4.1(j) or (k) hereof) shall occur and be continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice to the Trustee and the Company, may declare all unpaid principal of, premium, if any, and accrued interest and Liquidated Damages, if any, on all of the Securities to be due and payable immediately, upon which declaration all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 4.1(j) or (k) occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if

          (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

               (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (ii)   all overdue interest on all Outstanding Securities,

               (iii) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration including any securities required to have been purchased on a Change of Control Date or Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest and Liquidated Damages, if any, on such unpaid principal at the rate borne by the Securities, and

               (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration (without duplication of any amount deposited pursuant to clauses (ii) and (iii) above);

          (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (c) all Events of Default, other than the nonpayment of principal of (or premium, if any, on), and interest on Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 4.13 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in (A) Section 4.1(e) hereof shall have occurred and be continuing, such declaration of acceleration and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), or (B) Section 4.1(f) hereof shall have occurred and be continuing, such declaration and any consequential acceleration shall be automatically rescinded if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default are terminated or rescinded, or such Indebtedness has been repaid and only so long as the holder of such Indebtedness shall not have applied any Property referenced in such
Section 4.1(f) hereof in satisfaction of such Indebtedness, and, in the case of both (A) and (B) above, written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period, and so long as such recision of the declaration of acceleration of the Securities does not conflict with any judgement or decree as certified to the Trustee by the Company.

Section  4.3  Collection of Indebtedness and Suits for Enforcement by Trustee.

     Subject to Article XIII, the Company covenants that if

          (a) default is made in the payment of any installment of interest and Liquidated Damages, if any, on any Security when such interest and Liquidated Damages, if any, becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or with respect to any Security required to have been purchased by the Company on the Change of Control Purchase Date or the Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Liquidated Damages, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any provision of the Securities, this Indenture or the Registration Rights Agreement in aid of the exercise of any power granted therein or herein, or to enforce any other proper remedy.

Section  4.4  Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities or the Property of the Company, any Subsidiary Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, any Subsidiary Guarantor or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest and Liquidated Damages, if any, owing and unpaid in respect of the Securities and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or any Subsidiary Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section  4.5  Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities or any Subsidiary Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section  4.6  Application of Money Collected.

     Subject to Sections 12.8, 12.9 and 12.10 and Article XIII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 5.6 hereof;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest and Liquidated Damages, if any, respectively; and

     THIRD:  The balance, if any, to the Company.

Section  4.7  Limitation on Suits.

     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 4.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, under Article XI hereof) and in such Security of the principal of (and premium, if any, on) and (subject to Section 2.10 hereof) interest and Liquidated Damages, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section  4.9  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section  4.10 Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section
2.9 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section  4.11 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section  4.12 Control by Holders.

     The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture,

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

Section  4.13 Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Securities may on behalf of the Holders of all the Securities waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default

          (a) in respect of the payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any Security, or

          (b) in respect of a covenant or provision hereof which under Article VIII hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section  4.14 Waiver of Stay, Extension or Usury Laws.

     The Company covenants, and each Subsidiary Guarantor shall covenant, (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of (premium, if any, on) and/or interest and Liquidated Damages, if any, on the

Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives, and each Subsidiary Guarantor shall expressly waive all benefit or advantage of any such law, and the Company covenants and each subsidiary Guarantor shall covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section  4.15 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 4.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.8 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

                                   ARTICLE V

                                  THE TRUSTEE

Section  5.1  Notice of Defaults.

     Within 60 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest and Liquidated Damages, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in Section 4.1(e) hereof, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section  5.2  Certain Rights of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (i) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section  5.3  Trustee Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities and the notations of Subsidiary Guarantees thereon, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder, and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth herein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section  5.4  May Hold Securities.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, any Subsidiary Guarantor or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company and any Subsidiary Guarantor with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section  5.5  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor.

Section  5.6  Compensation and Reimbursement.

     The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith); and

          (c) to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

     The obligations of the Company under this Section 5.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

     When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraphs (j) or (k) of Section 4.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

Section  5.7  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section  5.8  Conflicting Interests.

     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section  5.9  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10 hereof.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time:

               (i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (ii) the Trustee shall cease to be eligible under Section 5.7 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such successorship may, but need not be, evidenced by a supplemental indenture.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 13.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section  5.10 Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under
Section 5.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section  5.11 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section  5.12  Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.


                                  ARTICLE VI

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section  6.1  Disclosure of Names and Addresses of Holders.

     Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors, if any, the Security Registrar and the Trustee that none of the Company, the Subsidiary Guarantors, the Security Registrar or the Trustee, or any agent of either of them, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section  6.2  Reports By Trustee.

     Within 60 days after May 15 of each year commencing with May 15, 1998, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

     A copy of each Trustee's report, at the time of its mailing to Holders of Securities, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

                                  ARTICLE VII

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section  7.1  Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all its Properties to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving affect thereto:

          (a) either (i) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the Properties of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed, and this Indenture shall remain in full force and effect;

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

          (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions (calculated in each case, in accordance with GAAP);

          (d) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company or any Wholly Owned Restricted Subsidiary, immediately before and after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under Section 9.11(a) hereof;

          (e) each Subsidiary Guarantor unless it is the party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under this Indenture and the Securities;

          (f) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 9.14 hereof; and

          (g)  the Company or such Person shall have delivered to the Trustee
(i) an Officers' Certificate in form and substance reasonably acceptable to the Trustee, stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Indenture and that all conditions precedent herein relating to such transaction or transactions have been satisfied and (ii) an Opinion of Counsel stating that the requirements of Section 7.1(a) hereof have been complied with.

Section  7.2  Successor Substituted.

     Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company to any Person in accordance with Section 7.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer or other disposition (other than by lease) is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the

"Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 7.1 hereof), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (e) of the definition thereof to occur unless the merger, or the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company to any Person otherwise results in a Change of Control.

                                 ARTICLE VIII

                            SUPPLEMENTAL INDENTURES

Section  8.1  Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, any Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (c)  to add any additional Events of Default; or

          (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections 5.9 and 5.10 hereof; or

          (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to qualify, or maintain the qualification of, the Indenture under the TIA or to make any other provisions with respect to matters or questions arising under this Indenture or the Registration Rights Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

          (f)  to secure the Securities pursuant to the requirements of Section
9.14 hereof or otherwise; or

          (g)  to add any Person as a Subsidiary Guarantor as provided in
Section 12.1 hereof or as contemplated by the definition of "Permitted Subsidiary Indebtedness" to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Securities and in the Subsidiary Guarantee; or

          (h) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 9.12 hereof; or

          (i) to provide for uncertificated Securities in addition to or in place of certificated Securities.

Section  8.2  Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, any Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (b) reduce the percentage of aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

          (c)  modify any of the provisions of this Section or Sections 4.13 and
9.22 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

          (d) modify Section 9.12 hereof or any provisions of this Indenture relating to any Subsidiary Guarantees in a manner adverse to the Holders thereof; or

          (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section  8.3  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section  8.4  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section  8.5  Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section  8.6  Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, with the notations of Subsidiary Guarantees thereon executed by the Subsidiary Guarantors, if any, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section  8.7  Notice of Supplemental Indentures.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2 hereof, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 14.5 hereof, setting forth in general terms the substance of such supplemental indenture.

                                  ARTICLE IX

                                   COVENANTS

Section  9.1  Payment of Principal, Premium, if any, and Interest.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the Securities in accordance with the terms of the Securities and this Indenture. The Company shall pay interest (including post-petition interest in any proceeding under the Federal Bankruptcy Code or any similar state bankruptcy law) on overdue principal, and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under the Federal Bankruptcy Code or any similar state bankruptcy law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section  9.2  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities, the Subsidiary Guarantees and this Indenture may be served. The office of The Bank of New York, located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section  9.3  Money for Security Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before 11:00 A.M., New York City time, on each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

     The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section  9.4  Corporate Existence.

     Except as expressly permitted by Article VII hereof, Section 9.16 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section  9.5  Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

Section  9.6  Maintenance of Properties.

     The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 9.6 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

Section  9.7  Insurance.

     The Company shall at all times keep all of its and its Restricted Subsidiaries' Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

     The Company may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and owning like properties, as may be determined by the Board of Directors.

Section  9.8  Statement by Officers as to Default.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this
Section 9.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) The Company and any Subsidiary Guarantors shall, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto within 10 days of its occurrence.

Section  9.9  Reports.

     The Company and any Subsidiary Guarantors shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act). The Company (and the Subsidiary Guarantors, if applicable) will also be required (a) to file with the Trustee, and provide to each holder of Securities, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company (and any Subsidiary Guarantors, if applicable) would be required to file such reports and documents if the Company (and any Subsidiary Guarantors, if applicable) were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to furnish at the Company's cost copies of such reports and documents to any holder of Securities promptly upon written request. The Company is obligated to make available, upon request, to any Holder of Securities the information required by Rule 144A(d)(4) under the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act and, for so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Securities designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act. The Company and each Subsidiary Guarantor also shall comply with other provisions of TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section  9.10 Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company, options, warrants or other rights to purchase Qualified Capital Stock of the Company);

               (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; provided, however, that the Company may purchase, redeem or otherwise retire common stock of the Company in an amount not to exceed $10,000,000 in the aggregate for all such transactions after April 1, 1997, and; provided, further, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

               (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, provided, however, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

               (iv) declare or pay any dividend on, or make any distribution to the holders of, shares of Capital Stock of any Restricted Subsidiary of the Company (other than to the Company or any of its Wholly Owned Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company);

               (v)    make any Investment (other than a Permitted Investment);

               (vi) in connection with the acquisition of any property or asset by the Company or its Restricted Subsidiaries after the date of this Indenture, which property or asset would secure or be subject to any Production Payment obligations of the Company or its Restricted Subsidiaries, make any investment (of cash, property or other assets) in such property or asset so acquired in addition to the amount of Indebtedness (including Production Payment obligations) incurred by the Company or its Restricted Subsidiaries in connection with such acquisition; or

               (vii) incur any guarantee of Indebtedness of any Affiliate (other than (A) guarantees of Indebtedness of any Restricted Subsidiary by the Company or (B) guarantees of Indebtedness of the Company by any Restricted Subsidiary, in each case in accordance with the terms of this Indenture);

     (such payments or other actions described in (but not excluded from) clauses (i) through (vii) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (with the amount of any such Restricted Payment, if other than cash, being the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no

     Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 9.11 hereof and (3) the aggregate amount of all Restricted Payments declared or made after April 1, 1997 shall not exceed the sum (without duplication) of the following:

                    (I) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on May 1, 1997, and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                    (II) the aggregate net cash proceeds received after April 1, 1997 by the Company as capital contributions to the Company (other than from any Restricted Subsidiary), plus

                    (III) the aggregate net cash proceeds received after April 1, 1997 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

                    (IV) the aggregate net cash proceeds received after April 1, 1997 by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

                    (V) the aggregate net cash proceeds received after April 1, 1997 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities were originally sold for cash, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

                    (VI) To the extent not otherwise included in the Company's Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after April 1, 1997 from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the

          Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after April 1, 1997 plus

                    (VII)  $25,000,000.

          (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses (ii), (iii) and (iv) below) no Default or Event of Default shall have occurred and be continuing:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

               (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

               (iii) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the aggregate net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

               (iv) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Securities at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, (C) such new Subordinated Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Securities and such new Subordinated Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Securities; and

               (v) repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of exercise price or are surrendered in connection with satisfying any Federal income tax obligation.

     The actions described in clauses (i), (ii), (iii) and (v) of this paragraph
     (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clause (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

          (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (i) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

Section  9.11 Limitation on Indebtedness.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness and Permitted Subsidiary Indebtedness, as the case may be; provided, however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur Indebtedness if (i) the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness (and for which financial statements are available), taken as one period (at the time of such incurrence, after giving pro forma effect to: (x) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness or to acquire producing oil and gas Properties, as if such Indebtedness had been incurred and the application of such proceeds had occurred at the beginning of such four-quarter period; (y) the incurrence, repayment or retirement of any other Indebtedness (including Permitted Indebtedness) by the Company or its Restricted Subsidiaries since the first day of such four-quarter period (including any other Indebtedness to be incurred concurrent with the incurrence of such Indebtedness) as if such Indebtedness had been incurred, repaid or retired at the beginning of such four-quarter period; and (z) notwithstanding clause (d) of the definition of Consolidated Net Income, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any Person acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition had occurred at the beginning of such four-quarter period), would have been equal to at least 2.5 to 1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or would occur as a consequence of the incurrence of the additional Indebtedness.

Section  9.12 Limitation on Non-Guarantor Restricted Subsidiaries.

          (a) The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless (i)(A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of the Securities by such Restricted Subsidiary which Subsidiary Guarantee will be subordinated to Guarantor Senior Indebtedness (but no other Indebtedness) to the same extent that the Securities are subordinated to Senior Indebtedness and (B), with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities; (ii) such Restricted Subsidiary waives, and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such Subsidiary Guarantee has been duly executed and authorized and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to (x) any guarantee of any Restricted Subsidiary that (1) existed at the time such Person became a Restricted Subsidiary of the Company and (2) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) any guarantee of any Restricted Subsidiary of Indebtedness of the Company described in clause (a) of the definition of Permitted Indebtedness.

          (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer any assets, businesses, divisions, real property or equipment to any Restricted Subsidiary (other than sales of oil and gas production in the ordinary course of business at prices under contracts in existence as of the date of this Indenture or on terms not less favorable to the Subsidiary than would be obtainable at the time in comparable transactions through arms-length dealings with Persons other than Affiliates of the Company or any transfer that results in Permitted Subsidiary Indebtedness) or acquire Capital Stock of a new Restricted Subsidiary that in either case is not a Subsidiary Guarantor unless (i) such transferee or new Restricted Subsidiary enters into a Subsidiary Guarantee by complying with Section 9.12(a) hereof or
(ii) the aggregate Fair Market Value at the time of such proposed transfer or acquisition, of such assets, businesses, divisions, real property or equipment proposed to be transferred or Capital Stock of a new Restricted Subsidiary proposed to be acquired, together with the aggregate fair market value of all assets, businesses, divisions, real property or equipment previously transferred pursuant to this clause (ii) and Capital Stock previously acquired pursuant to this clause (ii) (in each case valued at the time of transfer or acquisition) does not exceed (x) the greater of $35,000,000 and 5% of Adjusted Consolidated Net Tangible Assets less (y) the book value of total combined assets of all Subsidiaries of the Company at December 31, 1996, as reflected in a consolidating balance sheet of the Company prepared in accordance with GAAP (exclusive, in the case of each of clauses (x) and (y), of intercompany receivables and liabilities due from the Company and assets subject to any Sale/Leaseback Transaction treated as an operating lease in the consolidated financial statements of the Company); provided that, in the case of clause (ii), if the Restricted Subsidiary to which such transfer was made or whose Capital Stock was acquired subsequently enters into a Subsidiary Guarantee, such transfer or acquisition shall be treated as having been made pursuant to clause
(i).

          (c) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 9.12 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the merger of such Restricted Subsidiary into the Company or any other Restricted Subsidiary (provided the surviving Restricted Subsidiary assumes the Subsidiary Guarantee) or the liquidation and dissolution of such Restricted Subsidiary (in each case to the extent not prohibited by this Indenture), or (iii) (x) the release or discharge of all guarantees by such Restricted Subsidiary of any Indebtedness other than Note Obligations, except a discharge or release by or as a result of payment under such guarantees and (y) after giving effect to the proposed release and discharge, the aggregate total combined assets of all Restricted Subsidiaries that are not Subsidiary Guarantors (exclusive of intercompany receivables and liabilities due from the Company and assets subject to any Sale/Leaseback Transaction treated as an operating lease in the consolidated financial statements of the Company) do not exceed the greater of $35,000,000 and 5% of Adjusted Consolidated Net Tangible Assets.

Section  9.13 Limitation on Issuances and Sales of Restricted Subsidiary Stock.

     The Company (a) shall not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) shall not permit any Person (other than the Company and/or one or more Wholly Owned Restricted Subsidiaries) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture, or (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

Section  9.14 Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets (including any intercompany notes), whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Securities are directly secured equally and ratably with the obligation or liability secured by such Lien.

Section  9.15 Change of Control.

          (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then outstanding Securities, in whole or in part, from the Holders of such Securities in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such Securities, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

          (c) Not later than the 30th day following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 14.4 and each Holder of the Securities in the manner provided in Section 14.5, a notice (the "Change of Control Notice") stating:

                         (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

                         (2) any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder;

                         (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 70 days from the date the Change of Control occurred;

                         (4) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                         (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 9.15, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                         (6) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (d) of this Section.

          (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

Section  9.16 Limitation on Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale and (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash, Cash Equivalents or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Securities) or any Restricted Subsidiary as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may either (i) apply the Net Cash Proceeds thereof to permanently reduce Senior Indebtedness or to permanently reduce Guarantor Senior Indebtedness, or (ii) invest all or any part of the Net Cash Proceeds thereof, within 365 days after such Asset Sale, in Properties which replace the Properties that were the subject of the Asset Sale or in Properties that will be used in the business of the Company or its Restricted Subsidiaries, as the case may be ("Replacement Assets"). The amount of such Net Cash Proceeds not applied or invested as provided in this paragraph constitutes "Excess Proceeds," subject to disposition as provided below.

          (c) When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000 (the "Trigger Date") the Company shall make an offer to purchase, from all Holders of the Securities and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Securities and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

               (i) (A) No later than the 30th day following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section
     14.4 hereof and each Holder of the Securities in the manner provided in
     Section 14.5 hereof, notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Securities the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

               (ii) The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with paragraph (d) of this Section. To the extent that the aggregate Offered Price of the Securities tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 9.10 hereof.

               (iii) If the aggregate Offered Price of Securities validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Securities to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

               (iv) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 70 days from the Trigger Date. The Purchase Notice shall also state (i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holders Securities at the Offered Price, subject to the limitations described in the forgoing paragraph (iii), (ii) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 9.16, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (d) of this Section.

          (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     On the Net Proceeds Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Securities as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 9.16, the Trustee will act as the Paying Agent.

          (e) The Company shall not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale.

Section  9.17 Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company other than a Restricted Subsidiary (each, other than a Restricted Subsidiary, being an "Interested Person"), unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with unrelated third parties who are not Interested Persons, (b) with respect to any one transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with clause (a) above and such transaction or series of transactions has been approved by the Board of Directors of the Company and (c) with respect to any one transaction or series of transactions involving aggregate payments in excess of $10,000,000, the officer's certificate referred to in clause (b) above also certifies that such transaction or series of transactions has been approved by a majority of the Disinterested Directors or, in the event there are no such Disinterested Directors, that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause
(a) above or shall state that such transaction or series of transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that this covenant will not restrict the Company from (i) paying reasonable and customary regular compensation and fees to directors of the Company who are not employees of the Company or any Restricted Subsidiary or
(ii) paying dividends on, or making distributions with respect to, shares of Capital Stock of the Company on a pro rata basis to the extent permitted by Section 9.10 hereof.

Section  9.18 Limitation on Dividends and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make an Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions (i) pursuant to an agreement in effect or entered into on the date of this Indenture, (ii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired or
(iii) existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (i) and
(ii), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Section  9.19 Limitation on Other Senior Subordinated Indebtedness.

     The Company shall not incur, directly or indirectly, any Indebtedness which is expressly subordinate or junior in right of payment in any respect to Senior Indebtedness unless such Indebtedness ranks pari passu in right of payment with the Securities, or is expressly subordinated in right of payment to the Securities.

Section  9.20 Limitation on Conduct of Business.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business, except that the Company and the Restricted Subsidiaries may engage in any business other than the Oil and Gas Business; provided that the consolidated assets of the Company and the Restricted Subsidiaries used in such business shall not exceed, at any time, 10% of Adjusted Consolidated Net Tangible Assets.

Section  9.21 Registration Rights Agreement.

     The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Liquidated Damages as described in Section 2(e) of the Registration Rights Agreement.

Section  9.22 Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 through 9.11, Sections 9.13 and
9.14 and Sections 9.17 through 9.20 hereof if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Securities and the Subsidiary Guarantors, by act of such Holders and written agreement of the Subsidiary Guarantors, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE X

                           REDEMPTION OF SECURITIES

Section  10.1 Right of Redemption.

     The Securities may be redeemed, at the option of the Company, in whole or in part, at any time on or after November 1, 2002, upon not less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, subject to the conditions and at the Redemption Prices (expressed as percentages of principal amount) specified in the form of Security, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. In addition, at any time and from time to time prior to November 1, 2000, the Company may, at its option, redeem Securities in an amount in the aggregate equal to up to 33 1/3% of the aggregate principal amount of Securities originally issued under this Indenture with the net proceeds of one or more Public Equity Offerings by the Company at a Redemption Price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least $116,700,000 aggregate principal amount of the Securities must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption under Section 10.5 hereof no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

Section  10.2 Applicability of Article.

     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section  10.3 Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities pursuant to Section
10.1 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 10.4 hereof. Any election to redeem Securities shall be revocable until the Company gives a notice of redemption pursuant to Section 10.5 hereof to the Holders of Securities to be redeemed.

Section  10.4 Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that any such partial redemption shall be in integral multiples of $1,000.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section  10.5 Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section
14.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

     All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed;

          (d) that on the Redemption Date the Redemption Price (together with accrued interest and Liquidated Damages, if any, to the Redemption Date payable as provided in Section 10.7 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest and Liquidated Damages, if any, interest thereon will cease to accrue on and after said date; and

          (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Securities or any defect therein shall not affect the validity of any proceedings for the redemption of other Securities.

Section  10.6 Deposit of Redemption Price.

     On or before 11:00 A.M., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3 hereof) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all the Securities which are to be redeemed on such Redemption Date.

Section  10.7 Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest and Liquidated Damages, if any) such Securities shall cease to bear interest and Liquidated Damages. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.10 hereof.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

Section  10.8  Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.


                                    ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE

Section  11.1  Company's Option to Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 11.2 or Section 11.3 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XI.

 Section  11.2 Defeasance and Discharge.

     Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 11.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed (a) to have paid and discharged their respective obligations under the Outstanding Securities; provided, however that the Securities shall continue to be deemed to be "Outstanding" for purposes of Section 11.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and (b) to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 11.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on such Securities when such payments are due (or at such time as the Securities would be subject to redemption at the option of the Company in accordance with this Indenture), (ii) the respective obligations of the Company and any Subsidiary Guarantors under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 4.8, 4.14, 5.6, 5.9, 5.10, 9.1, 9.2, 9.3, 9.4, 12.1 (to
the extent it relates to the foregoing Sections and Article XI hereof), 12.4 and
12.5 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) the obligations of the Company and any Subsidiary Guarantors under this Article XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof with respect to the Securities.

Section  11.3  Covenant Defeasance.

     Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.3, the Company shall be released from its obligations under any covenant contained in Article VII and in Sections 9.6 through 9.20 hereof with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 4.1(c) or 4.1(d) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section  11.4  Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 11.2 or Section 11.3 hereof to the Outstanding Securities:

          (a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.7 hereof who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) cash in U.S. Dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and Liquidated Damages, if any; provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 10.3 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article X hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

          (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

          (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

          (e) In the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax laws; in either case providing that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling).

          (f) In the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section
11.2 hereof or the covenant defeasance under Section 11.3 (as the case may be) have been complied with.

Section 11.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 11.5, the "Trustee") pursuant to Section 11.4 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

     Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section  11.6  Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.5 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE XII

                                   GUARANTEES

Section  12.1  Unconditional Guarantee.

     Each Restricted Subsidiary that hereafter becomes a Subsidiary Guarantor shall unconditionally, jointly and severally, guarantee (each such guarantee to be referred to herein as a "Subsidiary Guarantee," with all such guarantees being referred to herein as the "Subsidiary Guarantees") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Securities and that:

          (a) the principal of (or premium, if any, on) and interest and Liquidated Damages, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 12.4 hereof.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The obligations of each Subsidiary Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and shall covenant that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in the Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. No Subsidiary Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by the Subsidiary Guarantee until payment in full of all obligations guaranteed thereby. Each Subsidiary Guarantor shall further agree that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed by the Subsidiary Guarantee may be accelerated as provided in Article IV hereof for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Subsidiary Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Article IV hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

Section  12.2  Subsidiary Guarantors May Consolidate, etc. on Certain Terms.

          (a) Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the assets of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

          (b) Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the Properties of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Sections 12.2(a) and 12.3 hereof,
(A) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (B) such transaction shall not violate any of the covenants in Sections 9.1 through 9.19 hereof, and (C) each Subsidiary Guarantor shall covenant and agree that, upon any such consolidation, merger, sale or conveyance, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this
Article XII and in a notation to the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such Property (except to the extent the following Section 12.3 would result in the release of such Subsidiary Guarantee in which case such surviving corporation does not have to execute any such supplemental indenture). In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

Section  12.3  Release of a Subsidiary Guarantor.

     The Subsidiary Guarantee of any Restricted Subsidiary may be released upon the terms and subject to the conditions set forth in Section 9.12 (c) hereof. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from all of its Subsidiary Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of (and premium, if any, on) and interest on the Securities as provided in this Article XII.

Section  12.4  Limitation of Subsidiary Guarantor's Liability.

     Each Subsidiary Guarantor shall confirm, and by its acceptance hereof each Holder hereby confirms, that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree, and each Subsidiary Guarantor shall irrevocably agree, that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Indebtedness) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 12.5 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 12.4 is for the benefit of the creditors of each Subsidiary Guarantor.

Section  12.5  Contribution.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

Section  12.6  Execution and Delivery of Notation of Subsidiary Guarantee.

     To evidence the Subsidiary Guarantee set forth in Section 12.1 hereof, the Company shall cause each Subsidiary Guarantor to execute the notation of Subsidiary Guarantee in substantially the form set forth in Exhibit B attached hereto to be endorsed on each Security ordered to be authenticated and delivered by the Trustee, and shall cause this Indenture or a supplemental indenture to be executed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by one of its Secretaries or Assistant Secretaries. Each Subsidiary Guarantor shall agree that its Subsidiary Guarantee set forth in Section 12.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. Each such notation of Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Subsidiary Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the

Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. Such signatures upon the notation of Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who shall have signed the notation of Subsidiary Guarantee shall cease to be such officer before the Security on which such notation of Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

Section  12.7  Severability.

     In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section  12.8  Subsidiary Guarantees Subordinated to Guarantor Senior
               Indebtedness.

     Each Subsidiary Guarantor shall covenant and agree, and each Holder of a Security, by his acceptance of the Subsidiary Guarantees, covenants and agrees, for the benefit of the holders, from time to time, of Guarantor Senior Indebtedness, that the payments by such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated and subject in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; provided, however, that the Subsidiary Guarantees of the Subsidiary Guarantors, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and the interest on the Securities pursuant to the Subsidiary Guarantees in all respects shall rank pari passu with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of the Subsidiary Guarantors that is subordinated to the Guarantor Senior Indebtedness.

     This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders are made obligees hereunder and any of them may enforce such provisions.

Section 12.9 Subsidiary Guarantors Not to Make Payments with Respect to Subsidiary Guarantees in Certain Circumstances.

          (a) No payment or distribution of any Property of any Subsidiary Guarantor of any kind or character (other than Permitted Guarantor Junior Securities) may be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee upon the happening of any default in respect of the payment or required prepayment of any of its Guarantor Senior Indebtedness when the same becomes due and payable (a "Subsidiary Guarantor Payment Default"), unless and until such Subsidiary Guarantor Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been paid in full or otherwise discharged, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments.

          (b) Upon the happening of any event (other than a Subsidiary Guarantor Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Guarantor Senior Indebtedness (a "Subsidiary Guarantor Non-payment Default"), and receipt by the applicable Subsidiary Guarantor and a Responsible Officer of the Trustee, on behalf of the Trustee, of written notice thereof from one or more of the holders of such Designated Guarantor Senior Indebtedness or their representative (a "Subsidiary Guarantor Payment Notice"), then, unless and until such Subsidiary Guarantor Non-payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Guarantor Senior Indebtedness is paid in full or otherwise discharged or the holders (or a representative of the holders) of such Designated Guarantor Senior Indebtedness give their written approval, no payment or distribution shall be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee (other than Permitted Guarantor Junior Securities); provided, however, that these provisions will not prevent the making of any payment for more than 179 days after a Subsidiary Guarantor Payment Notice shall have been given after which, subject to Section 12.9(a), such Subsidiary Guarantor will resume making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments. Notwithstanding any other provision of this Indenture, only one Subsidiary Guarantor Payment Notice shall be given with respect to any Subsidiary Guarantee within any 360 consecutive day period. No Subsidiary Guarantor Non-payment Default with respect to Designated Guarantor Senior Indebtedness that existed or was continuing on the date of any Subsidiary Guarantor Payment Notice with respect to the Designated Guarantor Senior Indebtedness initiating such Subsidiary Guarantor Payment Notice shall be, or can be, made the basis for the commencement of a subsequent Subsidiary Guarantor Payment Notice with respect to such Subsidiary Guarantee, whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Subsidiary Guarantor Payment Notice, that, in either case, would give rise to a Subsidiary Guarantor Non-payment Default pursuant to any provision under which a Subsidiary Guarantor Non-payment Default previously existed or was continuing shall constitute a new Subsidiary Guarantor Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, such Subsidiary Guarantor shall have been in compliance for at least one full 90 consecutive day period commencing after the date of commencement of such Subsidiary Guarantor Payment Notice). In no event shall a Subsidiary Guarantor Payment Notice extend beyond 179 days from the date of its receipt and there must be a 181 consecutive day period in any 360 consecutive day period during which no Subsidiary Guarantor Payment Notice is in effect with respect to such Subsidiary Guarantee.

          (c) In the event that, notwithstanding the foregoing, a Subsidiary Guarantor shall make any payment in respect of its Subsidiary Guarantee to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 12.9, then and in such event such payment shall be paid over and delivered forthwith to the Company. In the event that a Subsidiary Guarantor shall make any payment in respect of its Subsidiary Guarantee to the Trustee and a Responsible Officer of the Trustee, on behalf of the Trustee, shall receive written notice of a Subsidiary Guarantor Payment Default or a Subsidiary Guarantor Non-payment Default from one or more of the Holders of Guarantor Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Subsidiary Guarantee and prior to 11:00 a.m. Eastern Time on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments shall be paid over by the Trustee and delivered forthwith to the Company. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any default under any of its Guarantor Senior Indebtedness or under any agreement pursuant to which its Guarantor Senior Indebtedness may have been issued.

 SECTION 12.10 Subsidiary Guarantees Subordinated to Prior Payment of All Guarantor Senior Indebtedness upon Dissolution, etc.

     Upon any distribution of Properties of any Subsidiary Guarantor or payment on behalf of a Subsidiary Guarantor in the event of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor:

          (a) the holders of such Subsidiary Guarantor's Guarantor Senior Indebtedness shall be entitled to receive payment in full of such Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed in such a proceeding) before the Holders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Guarantor Junior Securities), on account of any payment in respect of such Subsidiary Guarantor's Subsidiary Guarantee;

          (b) any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Guarantor Junior Securities), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled except for the provisions of this Article XII, shall be paid by the Subsidiary Guarantor or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Seni or Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness;

          (c) in the event that, notwithstanding the foregoing provisions of this Section 12.10, any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Guarantor Junior Securities), shall be received by the Trustee or the Holders before all such Guarantor Senior Indebtedness is paid in full or otherwise discharged, such Properties shall be received and held in trust for and shall be paid over to the holders of such Guarantor Senior Indebtedness remaining unpaid or their representatives, for application to the payment of such Guarantor Senior Indebtedness until all such Guarantor Senior Indebtedness shall have been paid or provided for in full, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness;

          (d) to the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payments had not occurred; and

          (e) to the extent that the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     The Company or a Subsidiary Guarantor shall give prompt written notice to a Responsible Officer of the Trustee, on behalf of the Trustee, of the occurrence of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor.

SECTION 12.11 Holders to be Subrogated to Rights of Holders of Guarantor Senior Indebtedness.

     After the payment in full of all Guarantor Senior Indebtedness of a Subsidiary Guarantor, the Holders shall be subrogated (equally and ratably with the holders of all other Indebtedness of such Subsidiary Guarantor which by its express terms is subordinated to such Guarantor Senior Indebtedness to substantially the same extent as such Subsidiary Guarantee is so subordinated and which is entitled to like rights of subrogation as a result of payments made to the holders of such Guarantor Senior Indebtedness) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property and securities of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article XII which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the subordination provisions of this Article XII are, and are intended solely for, the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

SECTION 12.12    Obligations of the Subsidiary Guarantors Unconditional.

     Nothing contained in this Article XII or elsewhere in this Indenture or in any Security is intended to or shall impair, as between Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors under the Subsidiary Guarantees, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture subject to the rights, if any, under this Article XII of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy. Upon any distribution of Properties of a Subsidiary Guarantor referred to in this Article XII, the Trustee, subject to the provisions of Section 5.2 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of a trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, or agent or other person making any distribution to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the related Guarantor Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 12.13 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Trustee shall not at any time be charged with knowledge of the existence of any facts (other than the existence of a Payment Default or a Payment Blockage Period) that would prohibit the making of any payment to or by the Trustee, unless a Responsible Officer of the Trustee, on behalf of the Trustee, shall have received at the Corporate Trust Office written notice thereof from a Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or Designated Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default, or from any representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness or Designated Guarantor

Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default (or a representative on behalf of such holder), to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or Designated Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default, or a representative on behalf of any such holder or holders.

SECTION 12.14    Application by Trustee of Money Deposited with it.

     Except as provided in Article XIV, any deposit of money by a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any payment in respect of the related Subsidiary Guarantee shall be subject to the provisions of Sections 12.8, 12.9, 12.10 and 12.11 hereof except that, if a Payment Default does not exist, a Payment Blockage Period is not in effect and if prior to 11:00 a.m. Eastern time on the date which is one Business Day prior to the date on which by the terms of this Indenture any such money may become payable for any purpose, the Trustee or, in the case of any such deposit of money with a Paying Agent, the Paying Agent shall not have received with respect to such money the notice provided for in Section 12.13 hereof, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such money and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m., Eastern time, one Business Day prior to such payment date. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article XII.

SECTION 12.15 Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness.

     No right of any present or future holders of any Guarantor Senior Indebtedness of a Subsidiary Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the preceding paragraph of this Section, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination or other benefits provided in this Article, or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Guarantor Senior Indebtedness or the term of any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension or alteration results in such Indebtedness no longer being Guarantor Senior Indebtedness as defined in this Indenture); (b) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) settle or compromise any Guarantor Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 12.16 Holders Authorize Trustee to Effectuate Subordination of Subsidiary Guarantees.

     Each Holder, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee as his attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance of his Securities pursuant to the related Subsidiary Guarantee in the form required in said proceedings and the causing of said claim to be approved.

SECTION 12.17    Right of Trustee to Hold Guarantor Senior Indebtedness.

     The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.18    Article XII Not to Prevent Events of Default.

     The failure to make a payment on account of the Subsidiary Guarantees by reason of any provision in this Article XII shall not be construed as preventing the occurrence of an Event of Default under this Indenture.

SECTION 12.19    Payment.

     For purposes of this Article XII, a payment with respect to any Subsidiary Guarantee or with respect to principal of or interest on any Security or any Subsidiary Guarantee shall include, without limitation, payment of principal of and interest on any Security, any depositing of funds under Article IV hereof, any payment on account of any repurchase or redemption of any Security and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Security.

                                  ARTICLE XII

                          SUBORDINATION OF SECURITIES

SECTION 13.1     Securities Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees for the benefit of the holders, from time to time, of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article XIII, the Indebtedness represented by the Securities and the payment of and distributions of or with respect to the Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article XIII to the prior payment in full in cash or Cash Equivalents of all amounts payable under all existing and future Senior Indebtedness which includes, without limitation, all Credit Agreement Obligations of the Company.

     This Article XIII shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 13.2     Payment Over of Proceeds upon Dissolution, etc.

     In the event of an Insolvency or Liquidation Proceeding with respect to the
Company:

                    (i) the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including interest after the commencement of such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of the Securities are entitled to receive any direct or indirect payment or distribution whether in cash, property or securities (excluding Permitted Junior Securities of the Company) on account of the Note Obligations;

               (ii) any direct or indirect payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities of the Company), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article XIII shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness;


               (ii) in the event that, notwithstanding the foregoing provisions of this Section 13.2, the Trustee or the Holder of any Security shall have received any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set off or otherwise, in respect of any Note Obligations before all Senior Indebtedness is paid or provided for in full, then and in such event such payment or distribution (excluding Permitted Junior Securities of the Company) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness;

               (iv) to the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payments had not occurred; and

               (v) to the extent that the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article VII hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article VII hereof to the extent applicable.

SECTION 13.3     Suspension of Payment When Senior Indebtedness in Default.

                 (a) Unless Section 13.2 hereof shall be applicable, upon the occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Note Obligations or on account of the purchase or redemption or other acquisition of any Note Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash in Cash Equivalents, after which, subject to
Section 13.2 hereof (if applicable), the Company shall resume making any and all required payments in respect of the Securities and the other Note Obligations, including any missed payments.

                 (b)     Unless Section 13.2 hereof shall be applicable, upon
(i) the occurrence of a Non-payment Default and (ii) receipt by the Trustee from a Senior Representative of written notice (a "Payment Blockage Notice") of such occurrence stating that such notice is a Payment Blockage Notice pursuant to this Section 13.3(b) of this Indenture, no payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Note Obligations or on account of the purchase or redemption or other acquisition of Note Obligations for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section 13.2 hereof or subsection (a) of this Section 13.3 hereof) (w) 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) the date, as set forth in a written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, on which such Non-payment Default shall have been cured or waived or shall have ceased to exist (provided that no other Payment Default or Non-Payment Default has occurred and is then continuing after giving effect to such cure or waiver), (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage

Period, after which, subject to Sections 13.2 and 13.3(a) hereof (if applicable), the Company shall promptly resume making any and all required payments in respect of the Note Obligations, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided, however, that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full 90 consecutive day period commencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (ii) hereof and there must be a 181 consecutive day period in any 360 consecutive day period during which no Payment Blockage Period is in effect pursuant to this Section 13.3(b).

                 (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment or distribution prohibited by the foregoing provisions of this Section 13.3, then and in such event such payment or distribution shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

SECTION 13.4     Trustee's Relation to Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, notwithstanding any other provisions of this Indenture, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly (but not as a result of willful misconduct or gross negligence of the Trustee) pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XIII or otherwise.

SECTION 13.5     Subrogation to Rights of Holders of Senior Indebtedness.

     Upon the payment in full of cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as the Securities are so subordinated and which is entitled to like rights of subrogation as a result of the payments made to the holders of Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities shall be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XIII, and no payments over pursuant to the provisions of this Article XIII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be payment or distribution by the Company to or on account of the Senior Indebtedness.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XIII shall have been applied, pursuant to the provisions of this Article XIII, to the payment of all amounts payable under the Senior Indebtedness of the Company and such payments or distributions received by such holders of such Senior Indebtedness shall be in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or cash equivalents, then and in such case the Holders shall be entitled to receive the amount of such excess from the Company upon and to the extent of any return of such excess by the holders of such Senior Indebtedness.

SECTION 13.6     Provisions Solely To Define Relative Rights.

     The provisions of this Article XIII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XIII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Senior Indebtedness.

     The failure to make a payment on account of any Note Obligations by reason of any provision of this Article XIII shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section  13.7 Trustee To Effectuate Subordination.

     Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

Section  13.8 No Waiver of Subordination Provisions.

             (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             (a)  Without limiting the generality of subsection (a) of this
Section 13.8, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XIII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article IV hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section  13.9 Notice to Trustee.

             (a) The Company shall give prompt written notice to the Trustee of any fact (other than the existence of a Payment Default or a Payment Blockage Period) known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts (other than the existence of a Payment Default or a Payment Blockage Period) which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee, on behalf of the Trustee, shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 13.9, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Payment Default does not exist, a Payment Blockage Period is not in effect and the Trustee shall not have received the notice provided for in this Section 13.9 at least one Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

             (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice to a Responsible Officer of the Trustee, on behalf of the Trustee, by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XIII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section  13.10  Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

Section  13.11 Rights of Trustee as Holder of Senior Indebtedness; Preservation
               of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XIII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XIII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.6 hereof.

Section  13.12  Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that Section 13.11 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section  13.13  No Suspension of Remedies.

     Nothing contained in this Article XIII shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article IV hereof or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this
Article XIII of the holders, from time to time, of Senior Indebtedness.

                                   ARTICLE XIV

                                  MISCELLANEOUS

Section  14.1 Compliance Certificates and Opinions.

     Upon any application or request by the Company and/or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company and/or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     The certificates and opinions provided pursuant to this Section 14.1 and the statements required by this Section 14.1 shall comply in all respects with TIA Sections 314(c) and (e).

Section  14.2 Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officers' Certificate of an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section  14.3  Acts of Holders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

               (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section  14.4  Notices, etc. to Trustee, Company and Subsidiary Guarantors.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (i) the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

               (ii) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company addressed to it or a Subsidiary Guarantor, as applicable, at the Company's principal office located at 810 Houston Street, Suite 2000, Fort Worth, Texas 76102, or at any other address otherwise furnished in writing to the Trustee by the Company.

Section  14.5  Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section  14.6  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

 Section 14.7  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company and any Subsidiary Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

 Section 14.8  Separability Clause.

     In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefore against any party hereto.

Section  14.9   Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, the Holders, the holders of Senior Indebtedness, the holders of Guarantor Senior Indebtedness and, to the extent set forth in Section 12.4 hereof, creditors of Subsidiary Guarantors) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section  14.10  Governing Law; Trust Indenture Act Controls.

           (a) THIS INDENTURE, THE SUBSIDIARY GUARANTEES, IF ANY, AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY IRREVOCABLY SUBMITS AND WILL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR A SUBSIDIARY GUARANTEE, AND THE COMPANY IRREVOCABLY AGREES AND WILL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

          (b) This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 and 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section  14.11  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities or any Subsidiary Guarantees) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

 Section  14.12  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Securities, waives and releases all such liability to the extent permitted by applicable law.

Section  14.13  Duplicate Originals.

     The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


Section  14.14  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                    ISSUER:

                                    CROSS TIMBERS OIL COMPANY
                                    a Delaware corporation



                                    By: /s/ Louis G. Baldwin
                                        ------------------------------
                                        Louis G. Baldwin
                                        Senior Vice President


                                    TRUSTEE:

                                    THE BANK OF NEW YORK
                                    as Trustee



                                    By: /s/ Walter N. Gitlin
                                        ------------------------------
                                        Walter Gitlin
                                        Vice President

                                                                     EXHIBIT A-1

                               FORM OF SECURITY

                           CROSS TIMBERS OIL COMPANY
             8 3/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2009

                                [FORM OF FACE]
No. _____                                                            $__________
                                                      CUSIP No. ________________

     Cross Timbers Oil Company, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ or registered assigns the principal sum of
_______________ Dollars on November 1, 2009, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on May 1, 1998 and continuing semiannually thereafter, on May 1 and November 1 of each year, from October 28, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand, interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. All references herein to interest shall include Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to in the Indenture.

     Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of

                                     A1-1
public and private debts; provided however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered holders of the Securities at their respective addresses as shown on the Security Register or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee (received prior to the relevant record date) by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

     [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS PERMITTED BY REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144

_________________________

/1/This paragraph should be included only if the Security is issued in global form.

                                     A1-2

UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                     A1-3

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                        CROSS TIMBERS OIL COMPANY
[SEAL]


                                        By:_____________________________
                                           Name:
                                           Title:

Attest:


____________________________
Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York, as Trustee, Certifies that this is one of the 8 3/4% Series [A/B] Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

Dated:_______________________           THE BANK OF NEW YORK



                                        By:_____________________________
                                           Authorized Signatory

                                     A1-4

                          FORM OF REVERSE OF SECURITY

                           CROSS TIMBERS OIL COMPANY
             8 3/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2009

     This Security is one of a duly authorized issue of securities of the Company designated as its 8 3/4% [Series A/B] Senior Subordinated Notes due 2009 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $175,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 1997, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee as his attorney-in-fact for such purpose.

     The Securities are subject to redemption at the option of the Company, in whole or in part, at any time on or after November 1, 2002, upon not less than 30 or more than 60 days notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

          YEAR                      PRICE
          ----                      -----
   2002......................     104.375%
   2003......................     102.917%
   2004......................     101.458%
   2005 and thereafter.......     100.000%

together in the case of any such redemption with accrued and unpaid interest, and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

     At any time and from time to time prior to November 1, 2000, the Company may, at its option, redeem Securities in an amount in the aggregate equal to up to 33% of the aggregate

                                     A1-5
principal amount of Securities originally issued under the Indenture with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least $116,700,000 aggregate principal amount of the Securities must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities do not have the benefit of any sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 70 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then outstanding Securities validly tendered at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest to the Net Proceeds Payment Date.

     As set forth in the Indenture, an Event of Default is generally (a) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (b) default for 30 days in payment of interest on any of the Securities; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (e) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any

                                     A1-6

Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000;
(f) the failure of any Subsidiary Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture); (g) certain events giving rise to ERISA liability; (h) certain final judgments against any Restricted Subsidiary in an aggregate amount of $5,000,000 or more which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 days; and (i) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, any Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their

                                     A1-7
consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of Definitive Securities and to make certain other specified changes and other changes that do not adversely affect the rights of any Holder.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, incorporator, or stockholder of the Company or any Subsidiary Guarantor, as such, shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, incorporator or stockholder. Each Holder, by accepting this Security with or without the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security with the notation of Subsidiary Guarantee endorsed hereon.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not

                                     A1-8
this Security is overdue, and neither the Company, the Subsidiary Guarantors, if any, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

     This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                     A1-9

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to __________________________________________________
            (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:___________________       Your Signature:__________________________________
                                           (Sign exactly as your name appears on
                                            the face of this Security)

Signature Guarantee:____________________________________________________________
                                (Participant in a Recognized Signature
                                Guaranty Medallion Program)

                                     A1-10

                  FORM OF OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Security purchased by the Company pursuant to
Section 9.15 or Section 9.16 of the Indenture, check the appropriate box:

                        Section 9.15 [_] Section 9.16 [_]

     If you want to have only part of this Security purchased by the Company pursuant to Section 9.15 or Section 9.16 of the Indenture, state the amount in integral multiples of $1,000:

$_________

Date:___________________     Signature:_________________________________________
                                       (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:____________________________________________________________
                         (Participant in a Recognized Signature
                         Guaranty Medallion Program)

                                     A1-11

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY/2/

     The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                            Principal Amount
                     Amount of                     Amount of                 of this Global             Signature of
                    decrease in                   increase in              Security following       authorized signatory
 Date of          Principal Amount              Principal Amount             such decrease              of Trustee or
Exchange       of this Global Security       of this Global Security         (or increase)           Security Custodian
--------       -----------------------       -----------------------       ------------------       --------------------



_________________________________

/2/ This should be included only if the Security is issued in global form.


                                     A1-12

                                                                     EXHIBIT A-2

                               FORM OF SECURITY

                           CROSS TIMBERS OIL COMPANY
             8 3/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2009

                                [FORM OF FACE]

No. _____                                                            $__________
                                                      CUSIP No. ________________

     Cross Timbers Oil Company, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ or registered assigns the principal sum of
_______________ Dollars on November 1, 2009, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on May 1, 1998, and continuing semiannually thereafter, on May 1 and November 1 of each year, from October 28, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand, interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. All references herein to interest shall include Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement referred to in the Indenture.

     Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered holders of the Securities at their respective addresses as shown on the Security Register

                                     A2-1
or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee (received prior to the relevant record date) by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

     [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/


     [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]/2/

     THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS PERMITTED BY REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB

_______________________________________

/1/This paragraph should be included only if the Security is issued in global form.

/2/This paragraph should be included only if the Security is a Regulation S Temporary Note.

                                     A2-2

IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                     A2-3

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          CROSS TIMBERS OIL COMPANY
[SEAL]


                                          By:___________________________________
                                             Name:
                                             Title:
Attest:


______________________________________
Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York, as Trustee, Certifies that this is one of the 8 3/4% Series [A/B] Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

Dated:________________                    THE BANK OF NEW YORK



                                        By:___________________________
                                           Authorized Signatory

                                     A2-4

                          FORM OF REVERSE OF SECURITY

                           CROSS TIMBERS OIL COMPANY
             8 3/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2009

     This Security is one of a duly authorized issue of securities of the Company designated as its 8 3/4% [Series A/B] Senior Subordinated Notes due 2009 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $175,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 1997, between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee as his attorney-in-fact for such purpose.

     The Securities are subject to redemption at the option of the Company, in whole or in part, at any time on or after November 1, 2002, upon not less than 30 or more than 60 days notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

          YEAR               PRICE
           ----              -----
2002...................    104.375%
2003...................    102.917%
2004...................    101.458%
2005 and thereafter....    100.000%

together in the case of any such redemption with accrued and unpaid interest, and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

     At any time and from time to time prior to November 1, 2000, the Company may, at its option, redeem Securities in an amount in the aggregate equal to up to 33 1/3% of the aggregate principal amount of Securities originally issued under the Indenture with the proceeds of one or more Public Equity

                                     A2-5

Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 108.75% of the principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that at least $116,700,000 aggregate principal amount of the Securities must remain outstanding after each such redemption. In order to effect the foregoing redemption, the Company must mail notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

     In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities do not have the benefit of any sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 70 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then outstanding Securities validly tendered at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest to the Net Proceeds Payment Date.

     As set forth in the Indenture, an Event of Default is generally (a) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (b) default for 30 days in payment of interest on any of the Securities; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Securities; (e) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000; (f) the failure of any Subsidiary Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture);
(g) certain events giving rise to ERISA liability; (h) certain final judgments against any Restricted Subsidiary in an aggregate amount of $5,000,000 or more which remain unsatisfied and either become subject to commencement or

                                     A2-6
enforcement proceedings or remain unstayed for a period of 60 days; and (i) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders.
The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, any Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of Definitive Securities and to make certain other specified changes and other changes that do not adversely affect the rights of any Holder.

                                     A2-7

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, incorporator, or stockholder of the Company or any Subsidiary Guarantor, as such, shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, incorporator or stockholder. Each Holder, by accepting this Security with or without the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security with the notation of Subsidiary Guarantee endorsed hereon.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Subsidiary Guarantors, if any, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to

                                     A2-8
the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

     This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                     A2-9

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to __________________________________________________
               (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:_____________________        Your Signature:_______________________________
                                           (Sign exactly as your name appears on
                                         the face of this Security)

Signature Guarantee:____________________________________________________________
                              (Participant in a Recognized Signature
                              Guaranty Medallion Program)

                                     A2-10

                  FORM OF OPTION OF HOLDER TO ELECT PURCHASE

     If you elect to have this Security purchased by the Company pursuant to
Section 9.15 or Section 9.16 of the Indenture, check the appropriate box:

                      Section 9.15 [_]  Section 9.16 [_]

     If you want to have only part of this Security purchased by the Company pursuant to Section 9.15 or Section 9.16 of the Indenture, state the amount in integral multiples of $1,000:

$____________

Date:_____________            Signature:________________________________________
                                 (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:____________________________________________________________
                              (Participant in a Recognized Signature
                            Guaranty Medallion Program)

                                     A2-11

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY/3/

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Security or of other Global Securities for an interest in this Regulation S Global Note, have been made.



                Amount of         Amount of       Principal Amount
               decrease in       increase in       of this Global         Signature of
             Principal Amount  Principal Amount  Security following   authorized signatory
 Date of      of this Global    of this Global      such decrease        of Trustee or
 Exchange       Security          Security          (or increase)      Security Custodian
-----------  ----------------  ----------------  -------------------  --------------------

_____________________
/3/ This should be included only if the Security is issued in global form.

                                     A2-12

                                                                       EXHIBIT B

                   FORM OF NOTATION RELATING TO SUBSIDIARY
                                  GUARANTEES

     The form of notation to be set forth on each Security relating to the Subsidiary Guarantees shall be in substantially the following form:

                             SUBSIDIARY GUARANTEE

     Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest and Liquidated Damages, if any, on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     The obligations of the Subsidiary Guarantors to the Holders or the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly subordinate to all Guarantor Senior Indebtedness to the extent set forth in Article XII of the Indenture and reference is made to such Indenture for the precise terms of such subordination.

     No stockholder, officer, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

     All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Security upon which this notation of Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

     The Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

     The Subsidiary Guarantee shall not be valid or obligatory for any purpose until it has been executed by the manual or facsimile signature of an authorized officer of each Subsidiary Guarantor and the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                   [SUBSIDIARY GUARANTOR]

Date:________________                        By:________________________________
                                                Name:___________________________
                                                Title:__________________________

Attest:________________________
       Secretary

                                                                       EXHIBIT C

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 8 3/4% Series [A/B] Senior Subordinated Notes due 2009 of Cross Timbers Oil Company

          This Certificate relates to $_____ principal amount of Securities held in /4/______ book-entry or * ______ definitive form by _____________________
(the "Transferor").

The Transferor*:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Securities held by the Depositary, a Security or Securities in definitive registered form equal to its beneficial interest in such Global Securities (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Securities and that the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

     [_] Such Security is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.07(a)(ii)(A) or Section 2.07(d)(i)(A) of the Indenture).

     [_] Such Security is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A under the Securities Act or
(ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), together with a certification in substantially the form of Exhibit E to the Indenture).

     [_] Such Security is being transferred (i) in accordance with Rule 144 under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act.

___________________
/4/ Check appropriate box.

     [_] Such Security is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act together with a certification in substantially the form of Exhibit D to the Indenture and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

     [_] Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (based on an opinion of counsel acceptable to the Company).


                                   _____________________________________________
                                   [INSERT NAME OF TRANSFEROR]

                                   By:__________________________________________
                                      Name:
                                      Title:
                                      Address:

Date:_______________

                                                                       EXHIBIT D
                 FORM OF LETTER TO BE DELIVERED BY ACCREDITED
                                   INVESTORS

     We are delivering this letter in connection with an offering of 8 3/4% Senior Subordinated Notes due 2009 (the "Notes") of Cross Timbers Oil Company, a Delaware corporation (the "Company"), as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering.

     We hereby confirm that:

          (i) We are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

          (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

          (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

          (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes and we and any account for which we are acting are able to bear the economic risks of our or its investment in Notes;

          (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

          (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

     We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (a) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel acceptable to the Company), (b) to the Company or (c) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us may be in the form of global certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein.

     We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        ________________________________________
                                                   (Name of Purchaser)


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Address:

                                                                       EXHIBIT E

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S
                                                             _____________, ____
The Bank of New York, as Registrar
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

     In connection with our proposed sale of certain 8 3/4% Series [A/B] Senior Subordinated Notes due 2009 (the "Securities") of Cross Timbers Oil Company, a Delaware corporation (the "Company"), we represent that:

          (vii) the offer of the Securities was not made to a person in the United States;

          (viii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (ix) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act of 1933, as applicable; and

          (x) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                   Very truly yours,


                                   _____________________________________________
                                   [Name]

                                        By:_____________________________________
                                           Name:
                                           Title:
                                           Address:

                                      E-1